CliftonLarsonAllen LLP
600 Third Avenue Southeast, Suite 300
Cedar Rapids, IA 52401

phone 319-363-2697 fax 319-363-1746
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 33-54658 on Form S-8 of our report dated June 28, 2022, appearing in this Annual Report on Form 11-K of Associated Banc-Corp 401(k) & Employee Stock Ownership Plan for the year ended December 31, 2022.

CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

June 23, 2023